UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2013

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
( Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 6, 2013, Cisco Systems, Inc. (“Cisco”), ARRIS Group, Inc., Google Inc. (“Google”) and TiVo Inc. (“TiVo”) entered into an agreement (the “Agreement”), pursuant to which the parties have agreed to settle and dismiss all outstanding litigation between them, provide licenses to certain patents between the parties, and release patent infringement claims between the parties with respect to all outstanding litigation in exchange for a monetary payment to TiVo by Cisco and Google. Pursuant to the Agreement, Cisco will enter into a settlement and patent license with TiVo (the “Settlement Agreement”). Under the terms of the Agreement, Cisco will pay TiVo a single lump sum of $294 million upon execution of the Settlement Agreement.

Cisco and TiVo have agreed that Cisco will receive a perpetual license to the patents-in-suit. Cisco and TiVo will also enter into a limited cross-license applicable to the video field, subject to certain limitations and exclusions, as well as cross-covenants not to sue the other party for infringement of any other patents for a period of five years. The settlement expires ten years from the effective date.

In connection with the settlement, Cisco expects to recognize charges in Cisco’s fourth quarter of fiscal 2013 as consideration for past damages, with an impact of approximately $0.03 per share to GAAP earnings per share. The charges recognized in Cisco’s fourth quarter of fiscal 2013 will not impact non-GAAP earnings per share. The remaining balance of the charges is expected to be recognized in future fiscal years as licensing fees and Cisco does not believe such charges will have a material impact on its future results of operations, cash flows, or financial position.

This filing may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events and the future financial performance of Cisco that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: timing of the charges associated with the settlement; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Forms 10-Q and 10-K. The financial information contained in this filing should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Forms 10-Q and 10-K, as each may be amended from time to time. Any projections in this filing are based on limited information currently available to Cisco, which is subject to change. Cisco undertakes no obligation to revise or update any forward-looking statements for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: June 7, 2013	By:	/s/ Frank A. Calderoni
	Name:	Frank A. Calderoni
	Title:	Executive Vice President and Chief Financial Officer